UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2009

Cougar Biotechnology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33871	20-290-3204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (310) 943-8040

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 21, 2009, Cougar Biotechnology, Inc. (the “Company”), a Delaware corporation, Johnson & Johnson, a New Jersey corporation, and Kite Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Johnson & Johnson (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Johnson & Johnson will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company common stock, par value $0.0001 per share, (the “Shares”) for $43.00 per share in cash without interest and applicable withholding taxes (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) must be tendered and not withdrawn at the expiration of the Offer; (ii) satisfaction of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) other customary closing conditions. Subject to the terms of the Merger Agreement, the Company has granted Purchaser an option to purchase a number of newly-issued Shares in an amount equal to the lesser of (i) 20% of the outstanding Shares at the time of exercise, or (ii) 10,000 Shares more than the amount needed to give Purchaser ownership of 90% of the outstanding Shares (the “Top-Up Option”). The Top-Up Option is exercisable only after Shares have been purchased pursuant to the Offer. Purchaser will pay the Offer Price for each Share acquired upon exercise of the Top-Up Option.

Following consummation of the Offer, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned direct or indirect subsidiary of Johnson & Johnson. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Johnson & Johnson, Purchaser, the Company or their wholly-owned subsidiaries and stockholders who properly exercise their appraisal rights under the Delaware General Corporation Law) will be cancelled and converted into the right to receive the Offer Price. If Purchaser holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger without additional approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting or act by written consent to obtain stockholder approval of the Merger. Consummation of the Merger is subject to customary conditions.

Johnson & Johnson and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement.

The Company has also agreed to (i) conduct its business in all material respects in the ordinary course consistent with past practice prior to consummation of the Merger and (ii) not solicit or engage in discussion concerning alternative proposals for the acquisition of the Company, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors.

The Merger Agreement has been adopted by the boards of directors of both Johnson & Johnson and the Company and the board of directors of the Company has unanimously recommended that stockholders of the Company tender their Shares in the Offer and, if necessary, vote to approve the Merger. The Merger Agreement can be terminated by Johnson & Johnson or the Company under certain circumstances. If the circumstances relate to the entry by the Company into an alternative acquisition proposal or a change in the recommendation of the Company’s board of directors, then the Company may be required to pay Johnson & Johnson a termination fee of $35,150,000.

The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1.

On May 21, 2009, the Company and Johnson and Johnson issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreement

On May 21, 2009, in connection with the Offer, Horizon Biomedical Ventures LLC, Arie S. Belldegrun, Vice Chairman of the Company’s board of directors, and Alan H. Auerbach, Chief Executive Officer and President of the Company (together, the “Supporting Stockholders”), each in their capacity as stockholders of the Company entered into Tender and Support Agreements with Johnson & Johnson and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed to tender all Shares now or hereafter acquired by them in connection with the Offer. The Supporting Stockholders have also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Supporting Stockholders currently hold 3,832,098 Shares, or approximately 18.4% of the currently outstanding Shares. In addition, the Supporting Stockholders hold options and warrants to acquire 1,855,928 Shares. The Support Agreements would terminate in the event that the Merger Agreement were to be terminated in accordance with its terms.

The Support Agreements are substantially the same as the Form of Tender and Support Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Form of Tender and Support Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 21, 2009, by and among Johnson & Johnson, Kite Merger Sub, Inc., and Cougar Biotechnology, Inc.

10.1	Form of Tender and Support Agreement substantially in the form entered into, by and among Johnson & Johnson, Kite Merger Sub, Inc., and certain stockholders of the Company.

99.1	Press Release, issued by Johnson & Johnson and Cougar Biotechnology, Inc., dated as of May 21, 2009.

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, Johnson & Johnson and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (SEC) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from Johnson & Johnson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009	Cougar Biotechnology, Inc.

	By:	/s/ Charles R. Elyer
	Name:	Charles R. Elyer
	Title:	Treasurer, Sr. Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 21, 2009, by and among Johnson & Johnson, Kite Merger Sub, Inc., and Cougar Biotechnology, Inc.

10.1	Form of Tender and Support Agreement substantially in the form entered into, by and among Johnson & Johnson, Kite Merger Sub, Inc., and certain stockholders of the Company.

99.1	Press Release, issued by Johnson & Johnson and Cougar Biotechnology, Inc., dated as of May 21, 2009.